Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-186750, 333-179742, 333-172470, 333-165448 and 333-159469) of SolarWinds, Inc. of our report dated August 9, 2013 relating to the financial statements of N-able Technologies International, Inc., which appears in the Current Report on Form 8-K/A of SolarWinds, Inc. dated August 12, 2013.

/s/ Ernst & Young LLP

Ottawa, Canada

August 9, 2013